Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated February 12, 2007 relating to the financial statements of Green Plains Renewable Energy, Inc. (which report expresses an unqualified opinion on the financial statements).

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada

December 24, 2007